 Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253300

Prospectus Supplement
(To prospectus dated February 19, 2021)

8,500,000 Ordinary Shares

We are offering 8,500,000 ordinary shares under this prospectus supplement and the accompanying prospectus. Each ordinary share is being sold at $1.00 per share.

Our ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, and the Tel Aviv Stock Exchange Ltd., or TASE, both under the symbol “EVGN.” The last reported sale price of our ordinary shares on Nasdaq on July 14, 2023 was $1.40 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates as of the date of this prospectus supplement was approximately $58,466,927, based on 41,762,091 ordinary shares outstanding, 40,923,232 of which were held by non-affiliates, and a per share price of $1.40 based on the closing sale price of our ordinary shares on July 14, 2023. During the twelve calendar months prior to and including the date hereof, we did not sell any securities pursuant to General Instruction I.B.5. of Form F-3.

We have retained A.G.P./Alliance Global Partners, or A.G.P., to act as our sole placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the ordinary shares offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any ordinary shares pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares. We have agreed to pay the placement agent the fee set forth in the table below.

	Per Share	Total
Public offering price	$1.00	$8,500,000
Placement Agent fees(1)	$0.07	$595,000
Proceeds, before expenses	$0.93	$7,905,000

(1)	In addition, we have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution.”

Investing in our ordinary shares involves risks. See the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ordinary shares or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Placement Agent

A.G.P.

We expect that delivery of the ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about July 19, 2023, subject to customary closing conditions.
The date of this prospectus supplement is July 17, 2023

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, including the documents incorporated herein by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated therein by reference, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by us or on our behalf. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law, 5728-1968, or the Securities Law (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

 This prospectus supplement incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, consultant surveys commissioned by us, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys commissioned by us and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this annual report, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are incorporated herein by reference.

Certain figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

As used herein, and unless the context suggests otherwise, the terms “Evogene,” “we,” “us,” “our,” “our company” and “the company” refer to Evogene Ltd. and its consolidated subsidiaries, consisting of Ag Plenus Ltd., Biomica Ltd., Canonic Ltd., Casterra Ag Ltd., Evogene Inc., Lavie Bio Ltd. and their consolidated subsidiaries. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States, and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. References to our “ordinary shares” or “shares” refer to our ordinary shares, par value NIS 0.02 per share. References to our “2022 annual report” refer to our Annual Report on Form 20-F for the year ended December 31, 2022, which we filed with the SEC on March 30, 2023.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference, contains statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing.

Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements.

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the caption “Item 3. Key Information- D. Risk Factors” in our 2022 annual report and other documents incorporated by reference herein.

All forward-looking statements contained in any of the foregoing documents speak only as of the date of such documents and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents (or documents incorporated by reference therein). We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to:

◾	our expectations regarding our revenue, expenses and other operating results;

◾	whether we or our subsidiaries are able to raise capital on commercially reasonable terms to sustain the financial condition of each respective entity;

◾	our potential options with respect to Canonic;

◾	the extent to which we continue to maintain our holdings in our subsidiary companies;

◾	the extent to which our discoveries and product candidates will have the desired effect so as to reach the stage of commercialization;

◾	whether we are able to achieve commercialization of our product candidates;

◾	whether we and our collaborators are able to allocate the resources needed to develop commercial products from our discoveries and product candidates;

◾
the length and degree of complexity of the process of our developing commercial products based on our discoveries and product candidates and the probability of our success, and the success of our collaborators, in developing such products;

◾	whether we are able to efficiently produce and scale up the production of our products, whether ourselves or through third party contractors, to achieve our commercialization targets;

◾	the degree of success of third parties upon whom we rely to conduct certain activities, such as field-trials and pre-clinical studies;

◾	whether we and our subsidiaries are able to comply with applicable law and the associated regulatory requirements that currently apply or become applicable to each respective business;

◾	the extent of the future growth of the agriculture, human health and industrial application industries in which we operate;

◾	whether we can maintain our current business models;

◾	the actual commercial value of our key product candidates;

◾	whether we or our collaborators receive regulatory approvals for the product candidates developed by us or our collaborators;

◾
whether milestones are met by us or by our collaborators with respect to our product candidates that generate revenues and whether products containing or based on our discoveries are commercialized and generate revenues or royalties;

◾	whether we are able to recruit, retain and develop knowledgeable or specialized personnel to perform our research and development work;

◾	the degree of our success at adapting to the continuous technological changes in our industries;

◾	whether we can maintain our collaboration agreements with our current collaborators or enter into new collaboration agreements and expand our research and development to new fields;

◾	whether we can improve our existing, or develop and launch new, computational technologies and screening and validation systems;

◾	whether we can patent our discoveries and protect our trade secrets and proprietary know-how;

◾	whether the recent global coronavirus outbreak continues to harm our business and results of operations; and

◾	our expected use of proceeds from this offering.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before deciding whether to invest in our ordinary shares. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” on page S-6 and in the accompanying prospectus on page 3, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

We are a leading computational biology company aiming to revolutionize life-science product development across several market segments, including human health, agriculture, and other industries, by utilizing cutting edge computational technologies.

The main challenge in product development in the life science industry is finding the winning candidates out of a vast number of possible prospects that address a complex myriad of criteria to reach successful products. We believe that by utilizing an advanced computational biology platform to identify the most promising candidates addressing multiple development challenges towards successful life-science products, we can increase the probability of success while reducing time and cost.

To achieve this mission, we established our unique Computational Predictive Biology, or CPB, platform, leveraging big data and artificial intelligence and incorporating deep multidisciplinary understanding in life sciences. The CPB platform is the basis for three technology engines, each focused on the direction and acceleration of the discovery and development of products based on one of the following core components: Microbes - MicroBoost AI, Small molecules - ChemPass AI, Genetic elements - GeneRator AI. During 2022, we focused, and going forward, we intend to continue to focus our research and development efforts on MicroBoost AI and ChemPass AI.

We use our technological engines to support the development of products for the life science industry through dedicated subsidiaries and with strategic partners. Currently, our main subsidiaries utilize the technological engines to develop human microbiome-based therapeutics by Biomica, medical cannabis products by Canonic, ag-chemicals by Ag Plenus, ag-biologicals by Lavie Bio and castor beans by Casterra.

The foregoing information about us is a summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.” Before making an investment decision, you should read the entire prospectus supplement and accompanying prospectus, and our other filings with the SEC, including those filings incorporated herein and therein by reference, carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements.”

Corporate Information

Our registered office and principal place of business is located at 13 Gad Feinstein Street, Park Rehovot, Rehovot P.O. Box 4173 Ness Ziona, 7414002, Israel, and our telephone number in Israel is +972 (8) 931-1900. Our website address is http://www.evogene.com. We have included our website address in this prospectus solely as an inactive textual reference. Our registered agent in the United States is Puglisi & Associates, whose address is 50 Library Avenue, Suite 204, Newark, Delaware 19711 USA.

THE OFFERING

Ordinary shares offered by us	8,500,000 ordinary shares.

Ordinary shares outstanding immediately prior to the offering	41,762,091 ordinary shares

Ordinary shares outstanding immediately after the offering	50,262,091 ordinary shares

Use of proceeds
We currently intend to use the net proceeds from this offering to further develop our and our subsidiaries’ product pipelines, to further enhance and expand our CPB platform and technological engines and for working capital and general corporate purposes. See “Use of Proceeds” on page S-7.

Risk factors
Investment in our ordinary shares involves a high degree of risk. See “Risk Factors” on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus and under similar sections in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making an investment decision.

Trading	Our ordinary shares are traded on Nasdaq and TASE, both under the symbol “EVGN.”

The number of ordinary shares that will be outstanding immediately after this offering as shown above is based on 41,762,091 shares outstanding as of July 16, 2023. The number of shares outstanding as of July 16, 2023, excludes 4,093,503 ordinary shares issuable upon the exercise of options outstanding, at a weighted average exercise price of $3.56 per ordinary share, 445,028 ordinary shares issuable upon the vesting of restricted share units, or RSUS, outstanding and 1,061,680 ordinary shares reserved for future issuance under our incentive plans.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before you decide to participate in the offering, you should carefully consider the risks and uncertainties discussed below and under the caption “Item 3. Key Information- D. Risk Factors” in our 2022 annual report, which is incorporated by reference in this prospectus supplement, as well as the risks, uncertainties and additional information described in any applicable free writing prospectus and in the other documents incorporated by reference in this prospectus supplement. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

Risks Related to this Offering

Our management will have broad discretion over the use of the proceeds we receive from this offering and may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return, if any, on our investment of these net proceeds.

We intend to use the net proceeds from this offering to further develop our and our subsidiaries’ product pipelines, to further enhance and expand our CPB platform and technological engines and for working capital and general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. The actual amounts and timing of expenditures will vary significantly depending on a number of factors, including the amount of cash used in our operations and our research and development efforts. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our strategy and adversely affect the market price of our ordinary shares.

If you purchase our ordinary shares in this offering, you will incur immediate and substantial dilution in the book value of our shares. You will experience further dilution in connection with future share issuances.

Investors purchasing ordinary shares in this offering will pay a price per share that substantially exceeds the as adjusted book value per share of our tangible assets as of December 31, 2022, after subtracting our liabilities. As a result, investors purchasing ordinary shares in this offering will incur immediate dilution of $0.40 per share, based on the difference between the public offering price of $1.00 per share, and the pro forma as adjusted net tangible book value per share of our outstanding ordinary shares as of December 31, 2022.

This dilution is due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering. In addition, as of December 31, 2022, there were 4,036,024 ordinary shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $4.17 per share, and 196,580 ordinary shares issuable upon the vesting of RSUs. The exercise of any of these options or the vesting of any of these RSUs would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of ordinary shares or securities convertible into or exchangeable for ordinary shares.

These future issuances of ordinary shares or ordinary share-related securities, together with the exercise of outstanding options, vesting of RSUs and any additional shares issued in connection with acquisitions, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

Future sales of our ordinary shares, or the perception that such sales could occur, may cause the prevailing market price of our ordinary shares to decrease.

We cannot predict the effect, if any, that future issuances or sales of our securities, this offering or the availability of our securities for future issuance or sale, will have on the market price of our ordinary shares. Subject to the completion of this offering, we will have issued a substantial number of ordinary shares. Any sales of such shares in the public market or otherwise, or the perception that such issuances or sales could occur, could reduce the prevailing market price for our ordinary shares, as well as make future sales of equity securities by us less attractive or even not feasible.

DIVIDEND POLICY

Since our inception, we have not declared or paid any cash or other form of dividends on our ordinary shares. We currently intend to retain any proceeds from the sale of ordinary shares under this prospectus for use in our business and do not currently intend to pay cash dividends on our ordinary shares. Dividends, if any, on our outstanding ordinary shares will be declared by and subject to the discretion of our board of directors. Even if our board of directors decides to distribute dividends, the form, frequency and amount of such dividends will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors our board of directors may deem relevant.

In addition, the distribution of dividends is limited by the Israeli Companies Law, 5759-1999 which permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, whichever is higher, according to our then last reviewed or audited consolidated financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. See “Description of Ordinary Shares-Dividend and Liquidation Rights” in the accompanying prospectus for additional information.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of ordinary shares in this offering are expected to be approximately $7.8 million, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering to further develop our and our subsidiaries’ product pipelines, to further enhance and expand our CPB platform and technological engines and for working capital and general corporate purposes.

Our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend. Until we use the proceeds for any purpose, we may invest the net proceeds from this offering in accordance with our investment policy, as may be amended from time to time, which currently includes bank deposits carrying interest, corporate debt obligations with a minimum of BBB- rating by global rating agencies and investments in United States Government Securities and Israeli Government Securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2022:

●	on an actual basis; and

●	on an as-adjusted basis to give effect to the issuance and sale of 8,500,000 ordinary shares by us in this offering at the offering price of $1.00 per ordinary share.

	As of December 31, 2022
	Actual (audited)	As adjusted (unaudited)
	(U.S. Dollars, in thousands)
Cash and cash equivalents	$28,980	36,730
Marketable Securities	6,375	6,375
Total liabilities	$21,336	21,336
Equity:
Ordinary Shares, par value NIS 0.02 per share: 150,000,000
Ordinary Shares authorized (actual and as adjusted); 41,260,439
Ordinary Shares issued and outstanding (actual); 49,760,439
Ordinary Shares outstanding (as adjusted)	$235	282
Share premium	261,402	269,105
Accumulated deficit	(233,707)	(233,707)
Equity attributable to equity holders of the Company	27,930	35,680
Non-controlling interests	6,860	6,860
Total shareholders’ equity	$34,790	42,540
Total capitalization and indebtedness	$56,126	63,876

The above calculation is based on 41,260,439 ordinary shares outstanding as of December 31, 2022 and excludes as of that date 4,036,024 ordinary shares issuable upon the exercise of options outstanding, at a weighted average exercise price of $4.17 per ordinary share, 196,580 ordinary shares issuable upon the vesting of RSUs outstanding and 1,217,459 ordinary shares reserved for future issuance under our incentive plans.

DILUTION

If you invest in the ordinary shares in this offering, you will experience immediate dilution to the extent of the difference between the offering price of the ordinary shares in this offering and the pro forma as adjusted net tangible book value per ordinary shares immediately after the offering.

Our net tangible book value as of December 31, 2022 was $22.127 million, or approximately $0.54 per ordinary share. Net tangible book value per ordinary share represents the amount of our total tangible assets, excluding the net tangible assets attributable to non-controlling interests, less total liabilities divided by the total number of our ordinary shares outstanding as of December 31, 2022.

After giving effect to the issuance and sale in this offering of 8,500,000 ordinary shares at the offering price of $1.00 per ordinary share and after deducting the placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value on December 31, 2022, would have been approximately $29.877 million, or $0.60 per ordinary share. This represents an immediate dilution in the pro-forma as adjusted net tangible book value of $0.40 per ordinary share to the investor purchasing shares in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per ordinary share		$1.00
Net tangible book value per ordinary share as of December 31, 2022	$0.54
Increase in pro forma as adjusted net tangible book value per ordinary share attributable after this offering	$0.06
Pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering		$0.60
Dilution per ordinary share to the investors in this offering		$0.40

The above calculation is based on 41,260,439 ordinary shares outstanding as of December 31, 2022 and excludes as of that date 4,036,024 ordinary shares issuable upon the exercise of options outstanding, at a weighted average exercise price of $4.17 per ordinary share, 196,580 ordinary shares issuable upon the vesting of RSUs outstanding and 1,217,459 ordinary shares reserved for future issuance under our incentive plans.

To the extent that any outstanding options for ordinary shares are exercised, RSUs vest or there are additional issuances of options or RSUs for ordinary shares, warrants for ordinary shares or issuance of ordinary shares in the future, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity, the issuance of those securities could result in further dilution to the holders of our ordinary shares.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The material terms and provisions of our ordinary shares are described under the heading “Description of Ordinary Shares” in the accompanying prospectus.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as sole placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated July 17, 2023, or the Placement Agency Agreement. The placement agent is not purchasing or selling any of the ordinary shares offered by this prospectus supplement, but will use its reasonable best efforts to arrange for the sale of the ordinary shares offered by this prospectus supplement. We will enter into a securities purchase agreement directly with the institutional investors who purchase our ordinary shares in this offering. The offering is expected to close on or about July 19, 2023, subject to customary closing conditions.

Pursuant to the terms of the securities purchase agreement, from the date of the securities purchase agreement until 75 days after the date thereof, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common shares or common share equivalents, subject to certain exceptions set forth in the securities purchase agreement.

We have also agreed in the securities purchase agreement to a restriction on entering into a variable rate transaction, as defined in the securities purchase agreement, for six months after the date thereof, subject to certain exceptions as described in the securities purchase agreement.

Fees and Expenses

This offering is being conducted on a “best efforts” basis, and the placement agent has no obligation to purchase any of the ordinary shares from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share	Total
Public offering price	$1.00	$8,500,000
Placement Agent fees	$0.07	$595,000
Proceeds, before expenses	$0.93	$7,905,000

We will also reimburse the placement agent $50,000 for accountable expenses.  We estimate the total expenses payable by us for this offering, excluding the Placement Agent’s fees and expenses, will be approximately $105,000.

Indemnification

We have agreed to indemnify the placement agent and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any ordinary shares or securities convertible into, or exchangeable or exercisable for, ordinary shares during a period ending 75 days after the completion of this offering, without first obtaining the written consent of the placement agent. Specifically, these individuals have agreed, in part, not to:

•
offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares;

•	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of ordinary shares; or

•	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities.

No Sales of Similar Securities

We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any ordinary shares (or securities convertible into or exercisable for ordinary shares) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until 75 days after the completion of this offering. We have also agreed not to enter into a variable rate transaction (as defined in the securities purchase agreement) for six months after the completion of this offering. The Company may enter into a variable rate transaction after the ninety (90) day anniversary of the closing of this offering contemplated by this prospectus supplement, pursuant to that certain Controlled Equity OfferingSM Sales Agreement by and between the Company and Cantor Fitzgerald & Co. dated February 19, 2021.

Transfer Agent and Registrar

We have appointed American Stock Transfer & Trust Company, LLC as the transfer agent and registrar for our ordinary shares.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, and the Tel Aviv Stock Exchange Ltd., or TASE, both under the symbol “EVGN.”

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The placement agent and certain of its affiliates may also communicate independent recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered ordinary shares under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain matters of U.S. federal law will be passed upon for the Placement Agent by Thompson Hine LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years ended December 31, 2022, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2022, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

This prospectus supplement and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and current reports and other information with the SEC (File Number 001-36187). These filings and other submissions contain important information that does not appear in this prospectus supplement. The SEC allows us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished with or to the SEC and such information incorporated by reference is then considered to be part of this prospectus supplement.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

•	Our 2022 annual report;

•	The description of our ordinary shares contained in Form 8-A, File No. 001-36187, filed with the SEC on December 29, 2016, as amended by Exhibit 2.1 to our 2022 annual report; and

•
Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 30, 2023, April 27, 2023, May 3, 2023, May 4, 2023, May 9, 2023 (excluding the quotes in the fifth, sixth and seventh paragraphs of Exhibit 99.1 thereto), May 11, 2023, May 18, 2023 (GAAP financial statements contained in the press release attached to the first Form 6-K furnished on such date only), June 21, 2023, July 3, 2023 (excluding the quotes in the fifth paragraph of Exhibit 99.1 thereto), and July 17, 2023  (excluding the quotes in the fifth and sixth paragraphs of Exhibit 99.1 to the first Report filed on this date).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 13 Gad Feinstein Street, Park Rehovot, P.O.B 4173, Ness Ziona, 7414002, Israel, Attn: VP Legal Affairs & Company Secretary, telephone number: +972-8-9312-048. Copies of these filings and submissions may also be accessed at our website, https://www.evogene.com. Information contained in our website is not part of this prospectus supplement.

PROSPECTUS

$200,000,000 of Ordinary Shares, Warrants, Rights
and/or Units Offered

EVOGENE LTD.

We may offer, issue and sell from time to time, in one or more offerings, up to $200,000,000, in the aggregate, of our ordinary shares, warrants to purchase ordinary shares, rights and units comprised of, or other combinations of, the foregoing securities. We refer to the ordinary shares, warrants, rights and units individually and collectively as “securities” in this prospectus.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference, or deemed incorporated by reference into this prospectus before you invest in any of our securities.

We may, from time to time, offer and sell securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Stock Market, or Nasdaq, or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our ordinary shares are traded on the Nasdaq and TASE under the symbol “EVGN.” On February 17, 2021, the closing price of our ordinary shares was $8.91 as reported on the Nasdaq.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 3 of this prospectus, and those included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and in the documents we incorporate by reference herein or therein.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, nor any state or other securities commission, has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time, in one or more offerings up to a total dollar amount of $200,000,000, as described in this prospectus. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in the applicable prospectus supplement or related free writing prospectuses, you should rely on the prospectus supplement and/or the related free writing prospectuses. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We will not take any responsibility and can make no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, consultant surveys commissioned by us, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys commissioned by us and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in the relevant prospectus supplement, and under similar headings in the other documents that are incorporated herein or therein by reference.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

 As used herein, and unless the context suggests otherwise, the terms Evogene,” “we,” “us,” “our,” “our company” and “the company” refer to Evogene Ltd. and its consolidated subsidiaries, consisting of AgPlenus Ltd., Biomica Ltd., Canonic Ltd., Casterra Ag Ltd., Evogene Inc., Lavie Bio Ltd. and their consolidated subsidiaries. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States, and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. References to our “ordinary shares” or “shares” refer to our ordinary shares, par value NIS 0.02 per share. References to our “2019 annual report” refer to our Annual Report on Form 20-F for the year ended December 31, 2019, which we filed with the SEC on April 27, 2020.

Unless otherwise indicated, we have translated NIS amounts into U.S. dollars at an exchange rate of NIS 3.441 to $1.00, the representative exchange rate reported by the Bank of Israel on September 30, 2020.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risks and uncertainties summarized and discussed below and under the caption “Item 3. Key Information— D. Risk Factors” in our 2019 annual report, which is incorporated by reference in this prospectus, as well as the risks, uncertainties and additional information described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus or in any such prospectus supplement. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risk Factors Summary

The following is a summary of some of the principal risks we face, including those below and those incorporated by reference from our 2019 annual report:

•
If our equity holdings in our subsidiary companies are diluted, the benefits recognized by our shareholders from the value that may be created in such subsidiary companies may be substantially reduced.

•	Our discoveries and product candidates may not achieve the desired effect required in order to create commercially-viable products.

•	Various factors may delay or prevent commercialization of our product candidates.

•	Our product development cycle is lengthy and uncertain, and we may never sell or earn royalties on the sale of commercial products based on our discoveries.

•
Due to mergers and consolidations, there is a reduced number of companies in the agriculture industry with which we might establish strategic partnerships, and we rely on a limited number of collaborators to develop and commercialize product candidates containing our seed trait, ag-chemical and ag-biological product candidates.

•
A decrease in research expenditures by the major companies in our target markets may jeopardize the continuation, or scope, of our collaborations with such companies and adversely impact our ability to continue or extend existing collaborations or enter into new collaborations on favorable financial terms.

•	We or our collaborators may fail to perform obligations under the collaboration agreements.

•
We are operating in multiple industries, each of which consists of multiple companies with much greater resources than us. Competition in our industries is intense and requires continuous technological development. If we are unable to compete effectively, our financial resources will be diluted and our financial results will suffer.

•	We are working to develop and commercialize novel ag-biological products, and our efforts may be unsuccessful.

•	We are working to develop and commercialize seed-trait products, and our efforts may be unsuccessful.

•	We are working to develop human microbiome-based therapeutic product candidates, and our efforts may be unsuccessful.

•	We are working to develop and commercialize medical cannabis products, and our efforts may be unsuccessful.

•	We are working to develop and commercialize castor seeds for industrial applications, and our efforts may be unsuccessful in achieving a commercial presence in this market.

•	If Lavie Bio Ltd. is unable to establish successful distribution and retail channels for the commercialization of its products, it will not be able to meet its commercialization plans.

•
Even if we are entitled to royalties from our collaborators, we may not actually receive these royalties, or we may experience difficulties in collecting the royalties that we believe we are entitled to.

•
Each of us and our subsidiaries depends on our key personnel and, if we are not able to attract and retain qualified scientific and business personnel, we may not be able to grow our business or develop and commercialize our product candidates.

•	Our business is subject to various government regulations and, if we or our collaborators are unable to obtain the necessary regulatory approvals, we may not be able to continue our operations.

•
The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease in the United States, Israel or elsewhere, may hurt our business in many ways, and, if prolonged, could adversely impact our operating results and financial condition in a significant manner.

•	Our medical cannabis activity exposes us to legal and reputational risks associated with the cannabis industry.

•
Changes in laws and regulations to which we are subject, or to which we may become subject in the future, may materially increase our costs of operation, decrease our operating revenues and disrupt our business.

•	We have a history of operating losses and negative cash flow, and we may never achieve or maintain profitability.

•	Our reporting currency is U.S. dollars. In view that a substantial part of our expenses is in NIS, any appreciation of the NIS relative to the U.S. dollar would adversely impact our financial results.

•	Our success depends on our ability to protect our intellectual property and our proprietary technologies.

 We received Israeli government grants for certain of our research and development activities as detailed below. The terms of those grants require us to satisfy specified conditions in order to transfer outside of Israel the manufacture of products based on know-how funded by the Israeli Innovation Authority or to transfer outside of Israel the know-how itself. If we fail to comply with the requirements of Israeli Law in this regard, we may be required to pay penalties, and it may impair our ability to sell our technology outside of Israel.

Some of our research and development efforts were financed through grants that we received from the Israeli Innovation Authority of the Israeli Ministry of Economy and Industry, or the IIA. When know-how is developed using IIA grants, the Encouragement of Research, Development and Technological Innovation in Industry Law 5744-1984, or the Innovation Law, and the regulations thereunder, restrict our ability to transfer outside of Israel either the manufacture of products based on IIA funded know-how or the know-how itself. Such restrictions continue to apply to us even after financial obligations to the IIA are paid in full.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains, and any prospectus supplement or document incorporated by reference therein may contain, statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements.

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the heading “Risk Factors” in this prospectus and in our 2019 annual report, and may further describe or refer to these risks in any prospectus supplement or document incorporated by reference herein or therein.

All forward-looking statements contained in any of the foregoing documents speak only as of the date of such documents and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents (or documents incorporated by reference therein). We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

OUR COMPANY

Evogene is a leading computational biology company targeting to revolutionize product development for life-science based industries, including human health, agriculture, and industrial applications. Incorporating a deep understanding of biology and leveraging Big Data and Artificial Intelligence, Evogene established its unique technology, the Computational Predictive Biology (CPB) platform. The CPB platform is designed to computationally discover and develop life-science products based on microbes, small molecules and genetic elements as the core components for such products. Evogene holds a number of subsidiaries utilizing the CPB platform, for the development of human microbiome-based therapeutics, medical cannabis, ag-biologicals, ag-chemicals and ag-solutions for castor oil production.

The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.” Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements.”

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities by our Company under this prospectus will be used for research and development, working capital, investments in our subsidiaries and for general corporate purposes. We may also use a portion of the net of proceeds to acquire or invest in technologies, products and/or businesses that we believe are complementary to ours. Pending these uses, we may invest the net proceeds from the sale of securities in accordance with our investment policies, as amended from time to time. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, warrants, rights and/or units comprising any combination of these securities. The aggregate offering price for all securities that we may sell will not exceed $200,000,000.

DESCRIPTION OF ORDINARY SHARES

General

The following are summaries of material provisions of our articles of association, or articles, and the Israeli Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our ordinary shares, and do not purport to be complete.

As of February 19, 2021, our authorized share capital consists of NIS 3,000,000 divided into 150,000,000 ordinary shares, par value NIS 0.02 per share. As of February 19, 2021, 40,386,448 ordinary shares were issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-283872-3. Our purpose as set forth in our articles, is to engage in any lawful business.

Voting Rights

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at shareholder meetings either in person, by proxy or by written ballot. Israeli law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting. Shareholder voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. Except as otherwise disclosed herein, an amendment to our articles to change the rights of our shareholders requires the prior approval of a simple majority of our shares represented and voting at a general meeting and, to the extent applicable, of the holders of a class of shares whose rights are being affected.

Share Ownership Restrictions

The ownership or voting of ordinary shares by non-residents of Israel is not restricted in any way by our articles or the laws of the State of Israel, except that citizens of countries that are in a state of war with Israel may not be recognized as owners of ordinary shares.

Transfer of Shares

Fully paid ordinary shares are issued in registered form and may be freely transferred under our articles unless the transfer is restricted or prohibited by another instrument, Israeli law or the rules of a stock exchange on which the shares are traded.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. Rather, under our articles, our directors, other than external directors (to the extent required to be elected), are elected at each annual general meeting of the shareholders, upon expiration of the term of office, by the holders of a simple majority of our ordinary shares present in person or by proxy at such meeting (excluding abstentions). As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting and voting thereon (excluding abstentions) have the power to elect any or all of our directors. Vacancies on our board of directors, resulting from a resignation or other termination of service by a then serving director, or an additional authorized seat on our board of directors, may be filled by a vote of a simple majority of the directors then in office.

Dividend and Liquidation Rights

Under Israeli law, we may declare and pay a dividend only if, upon the reasonable determination of our board of directors, the distribution will not prevent us from being able to meet the terms of our existing and contingent obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings and earnings legally available for distribution, as defined in the Companies Law, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares on a pro-rata basis. Dividend and liquidation rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Shareholder Meetings

Under the Companies Law, we are required to convene an annual general meeting of our shareholders once every calendar year, not more than 15 months following the preceding annual general meeting. Our board of directors may convene a special general meeting of our shareholders and is required to do so at the request of two directors or one quarter of the members of our board of directors, or at the request of one or more holders of 5% or more of our share capital and 1% of our voting power, or the holder or holders of 5% or more of our voting power. All shareholder meetings require prior notice of at least 21 days and, in certain cases, 35 days. The chairperson of our board of directors or another one of our directors authorized by our board of directors presides over our general meetings. If either of such persons is not present within 15 minutes from the appointed time for the commencement of the meeting, the directors present at such meeting shall appoint one of our directors as the chairperson for such meeting, and if they fail to do so, then the shareholders present shall appoint one of our directors to act as chairperson, and if no director is present, then one of the shareholders present at such meeting shall act as chairperson. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, only shareholders of record on a date decided upon by the board of directors, which may be between four and 40 days prior to the date of the meeting (depending on the type of meeting and whether written proxies are being used) are entitled to participate and vote at a general meeting of shareholders.

Quorum

Under our articles, the quorum required for a meeting of shareholders consists of at least two shareholders present in person, by proxy or by written ballot, who hold or represent between them at least 25% of our voting power. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place (without requirement of additional notification to the shareholders), or to a later time, if indicated in the notice to the meeting or to such other time and place as determined by the board of directors in a notice to our shareholders. At the reconvened meeting, if a quorum is not present within half an hour from the appointed time for the commencement of the meeting, the meeting will take place so long as at least one shareholder is present (regardless of the voting power held or represented by any such shareholder(s)), unless the meeting was called pursuant to a request by our shareholders, in which case the quorum required is the number of shareholders required to call the meeting as described under “—Shareholder Meetings” above.

Resolutions

Under the Companies Law, unless otherwise provided in the articles or applicable law, all resolutions of the shareholders require a simple majority of the voting rights represented at the meeting, in person, by proxy or by written ballot, and voting on the resolution (excluding abstentions).

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, including with respect to material shareholders, our articles our financial statements and any document we are required by law to file publicly with the Israeli Companies Registrar or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or patent or that the document’s disclosure may otherwise impair our interests.

Modification of Class Rights

The rights attached to any class of share (to the extent that we may have separate classes of shares in the future), such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of our shares represented at the meeting and the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our articles.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares or a class of shares of an Israeli public company such as ours and who would, as a result, own more than 90% of the target company’s issued and outstanding share capital or of a certain class of its shares, is required by the Companies Law to make a full tender offer (as defined in the Companies Law) to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company or class of shares. If either (i) the shareholders who do not accept the offer hold, in the aggregate, less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class, then all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a shareholder that had its shares so transferred, whether or not it accepted the tender offer (unless otherwise provided in the offering memorandum for the tender offer), may, within six months from the date of acceptance of the tender offer, petition the court based on a claim that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. If both of the foregoing conditions (i) and (ii) are not satisfied, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the full tender offer. Shares purchased not in accordance with those provisions shall become “dormant shares” and shall not grant the purchaser any rights so long as they are held by the purchaser.

Special Tender Offer

Under the Companies Law, an acquisition pursuant to which a purchaser shall hold (i) a “controlling stake”, which is defined as 25% or more of the voting rights (assuming that no other shareholder holds a controlling stake), or (ii) more than 45% of the voting rights (assuming that no other shareholder owns more than 45% of the voting rights), of a public company such as ours may not be performed by way of market accumulation, but only by way of a special tender offer (as defined in the Companies Law) made to all of the company’s shareholders on a pro rata basis. A special tender offer may not be consummated unless a majority of the shareholders who have submitted their response to the offer have approved it. In counting the total votes of responding shareholders, shares held by the controlling shareholders, shareholders who have a conflict of interest with respect to the offer (referred to under the Companies Law as a “personal interest”), shareholders who own 25% or more of the voting rights in the company, relatives or representatives of any of the above, and the bidder, and corporations under their respective control, shall not be taken into account. A shareholder may object to such a tender offer without such objection being deemed as a waiver of his, her or its right to sell shares to the bidder if the offer is approved by a majority of the company’s shareholders despite the subject shareholder’s objection. Shares purchased by the bidder in violation of the foregoing rules shall become “dormant shares” and shall not grant the bidder any rights so long as they are held by the bidder. If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the initial tender offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under regulations enacted pursuant to the Companies Law, the above special tender offer requirements do not apply to companies whose shares are listed for trading on a foreign stock exchange if, among other things, the relevant foreign laws or the rules of the stock exchange include provisions limiting the percentage of control which may be acquired or requiring that the acquisition of such percentage of control requires making a tender offer to the public. However, we believe that the Israeli Securities Authority’s current opinion is that such leniency does not apply with respect to companies such as ours whose shares are listed for trading on stock exchanges in the United States, including the Nasdaq.

Merger

The Companies Law requires that a merger transaction must be approved by (i) each party’s board of directors, and, unless certain requirements described under the Companies Law are met, (ii) a majority of each party’s shares (including, if relevant, a majority of each class of shares of each party) voted on the proposed merger at a shareholders meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger requires approval by a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party. If the merger would have been approved if not for (a) the required separate approval of each class of shares of the merging party (if relevant), or (b) the exclusion of the votes of certain shareholders, as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of the merging party, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those accompanying our ordinary shares, including shares providing certain preferred rights, distributions or other rights, including preemptive rights. As of the date of this prospectus, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, the holders of such class of shares, depending on the specific rights to which they may be entitled, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares would require the amendment of our articles, which requires the prior approval of the holders of a majority of our shares present and voting at a general meeting. However, the TASE rules and regulations prohibit a listed company from having more than one class of shares listed, and the TASE’s current position is that a listed company may not issue or list preferred shares. Therefore, assuming that the TASE’s current position does not change, as long as our ordinary shares are listed on the TASE, we will be prohibited from issuing preferred shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;

●	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, any material Israeli and U.S. federal income tax considerations;

●	the anti-dilution provisions of such warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

General

We may issue subscription rights to purchase our ordinary shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights in such offering, as described in the applicable prospectus supplement. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or purchasers pursuant to which such underwriters or other purchasers will purchase any offered securities remaining unsubscribed for after such offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold in such offering, as described in the applicable prospectus supplement. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the date of determining the shareholders entitled to the rights distribution;

●	the exercise price for such rights;

●	the number of such rights issued with respect to each ordinary share;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, warrants, rights and/or any combination of such securities. The applicable prospectus supplement will describe:

●
the terms of the units and of the ordinary shares, warrants and/or rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

RESEARCH GRANTS

Our research and development efforts have been financed, in part, through grants from the Israel Innovation Authority (IIA), Israel-U.S. Binational Industrial Research and Development (BIRD), The Canada-Israel Industrial Research and Development Foundation (CIIRDF) and the European Union (EU). From our inception through 2019, we received grants totaling $7.8 million (including accrued interest) from the IIA, and repaid $3.4 million, in respect of refundable projects. We also received an additional $2.0 million from the IIA in respect of a non-refundable project. We have received grants totaling approximately $1 million (linked to the U.S. Consumer Price Index) from BIRD and have repaid $0.6 million, whereas the remaining $0.4 million of grants from BIRD have been cancelled, as we decided to withdraw from the relevant project, as detailed in Note 12 to the financial statements included in our 2019 annual report under Item 18, which is incorporated by reference in this prospectus. We have received grants totaling $0.8 million from the EU, which are not required to be repaid. As of December 31, 2019, we had four active research grants under which we have received funding: three from the IIA and one from the EU.

In January 2018, we announced participation in a three-year IIA-sponsored Phenomics Consortium to develop tools and systems for precision agriculture and innovative development of agriculture products. Except for us, the Phenomics Consortium consists of several Israeli industrial companies and academic institutions. The goal of the consortium is to develop plant phenotyping technologies, including the generation of comprehensive agricultural ‘Big-Data’ and the development of artificial intelligence algorithms for real time analysis of phenotypic data. The grant for the consortium was originally approved for calendar year 2018 in an amount of approximately $5 million, of which approximately $1.4 million was granted to us. By the end of 2018, the grant was extended by an additional six months to a total period of 18 months until mid-2019, and the grant amount was updated to approximately $7.6 million total, of which approximately $2.5 million was granted to us. In June 2019, the IIA approved the continuation of the consortium following such 18-month period, until the end of 2020, which completed a three-year workplan, and granted an additional amount of approximately $7.5 million, of which approximately $1.8 million was granted to us.

In June 2020, we announced participation in a three-year workplan, IIA-sponsored CRISPR-IL Consortium to develop an artificial intelligence (AI) based, end-to-end system for genome-editing to be used in multi-species including human, plant, and certain animal DNA, applicable to market segments in pharma, agriculture and aquaculture. In addition to Evogene, the CRISPR-IL Consortium consists of several Israeli industrial companies and academic institutions. The goal of the consortium is to develop an artificial intelligence-based system, “Go-Genome”, providing users improved genome-editing workflows. The system aims to provide end-to-end solutions, from user interface to an accurate measurement tool. The total budget for the consortium was approved for the first 18 months in an amount of approximately $10 million, of which approximately $1.3 million was attributed to us. After the first 18 months, the consortium is expected to be extended to an additional 18 months.

Participation in the IIA-sponsored consortium programs as described above, does not obligate us to pay royalties to the IIA, however, the know-how developed in such consortium programs is subject to the provisions and restrictions under the Innovation Law, as further detailed below.

In addition, in March 2020, the Company’s subsidiary, Lavie Bio Ltd., obtained IIA approval to receive a grant for its third-year program for bio fungicides for mildew in fruit and vegetables. The total budget was approved for NIS 3.9 million (approximately $1.1 million).

We entered into agreements with certain of our subsidiaries in the framework of which they were granted permission to use our technology and related know how, which was funded by the IIA. Evogene remains responsible to the IIA for the obligations regarding such IIA funding.

Below is a description of our obligations in connection with the grants received from IIA under the Innovation Law:

•	Local Manufacturing Obligation

The terms of the grants under the Innovation Law require that we manufacture the products developed with these grants in Israel (but do not restrict the sale of products that incorporate the know-how). Under the regulations promulgated under the Innovation Law, the products may be manufactured outside Israel by us or by another entity only if prior approval is received from the IIA (such approval is not required for the transfer of up to 10% of the manufacturing capacity in the aggregate, in which case a notice must be provided to the IIA and not objected to by the IIA within 30 days of such notice).

•	Know-How Transfer Limitation

o
The Innovation Law restricts the ability to transfer know-how funded by the IIA outside of Israel. Transfer of IIA funded know-how outside of Israel requires prior approval of the IIA and may be subject to payments to the IIA, calculated according to formulae provided under the Innovation Law. The redemption fee is subject to a cap of six times the total amount of the IIA grants, plus interest accrued thereon (i.e. the total liability to the IIA, including accrued interest, multiplied by six). If we wish to transfer IIA funded know-how, the terms for approval will be determined according to the nature of the transaction and the consideration paid to us in connection with such transfer.

o
Approval of transfer of IIA funded know-how to another Israeli company may be granted only if the recipient abides by the provisions of the Innovation law and related regulations, including the restrictions on the transfer of know-how and manufacturing rights outside of Israel.

•	Change of Control

Any non-Israeli citizen, resident or entity that, among other things, (i) becomes a holder of 5% or more of our share capital or voting rights, (ii) is entitled to appoint our directors or our chief executive officer or (iii) serves as one of our directors or as our chief executive officer (including holders of 25% or more of the voting power, equity or the right to nominate directors in such direct holder, if applicable) is required to notify the IIA and undertake to comply with the rules and regulations applicable to the grant programs of the IIA, including the restrictions on transfer described above.

Approval to manufacture products outside of Israel or consent to the transfer of IIA funded know-how, if requested, is within the discretion of the IIA. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer IIA funded know-how or manufacturing out of Israel.

The consideration available to our shareholders in a future transaction involving the transfer outside of Israel of know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	through agents to the public or investors;

•	to or through one or more underwriters on a firm commitment or agency basis;

•
to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time at which a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will describe the type of securities and the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including any public offering price, any securities exchange or market on which the ordinary shares may be listed, the purchase price and/or any public offering price, and the proceeds we will receive from the sale, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, including any options pursuant to which underwriters may purchase additional securities from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state, or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq, TASE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price, if any, and any discounts or concession allowed or reallowed or paid to dealers. The prospectus and prospectus supplement and free writing prospectuses, if any, will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a purchase agreement for the sale of ordinary shares with the purchaser to be named therein, which will be described in a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC. In that Form 6-K, we will describe securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of ordinary shares to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for, us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate-covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate-covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement, pursuant to delayed-delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our ordinary shares. We do not know at the current time whether the offered securities will be listed on the Nasdaq, the TASE and/or any other organized market.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with those arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in those outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to New York law and U.S. federal securities law will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years ended December 31, 2019, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2019, have been audited by Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and current reports and other information with the SEC (File Number 001-36187). These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished, or will file or furnish, with or to the SEC and such information incorporated by reference is then considered to be part of this prospectus.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

•	Our 2019 annual report;

•	The description of our ordinary shares contained in Form 8-A, File No. 001-36187, filed with the SEC on December 29, 2016, as amended by Exhibit 2.1 to our 2019 annual report; and

•
Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on May 6, 2020, May 26, 2020 (relating solely to the consolidated statements of financial position tables for the quarter ended March 31, 2020 contained in the press release attached as exhibit 99.1 thereto), May 28, 2020, August 5, 2020 (excluding the statements of our President and CEO contained in the press release attached as exhibit 99.1 thereto), August 5, 2020, September 1, 2020, September 2, 2020, September 8, 2020 (excluding the statements of Biomica’s chairman and CEO contained in Exhibit 99.1 therein), September 10, 2020, September 15, 2020, October 13, 2020 (excluding the statements of Biomica’s chairman and CEO contained in Exhibit 99.1 therein), October 20, 2020, October 29, 2020 (excluding the statements of Lavie Bio’s chairman and CEO contained in Exhibit 99.1 therein), October 30, 2020 (other than Exhibit 99.1 therein), November 18, 2020 (excluding the statements of our President and CEO contained in Exhibit 99.1 therein), December 10, 2020, December 15, 2020 (excluding the statements of AgPlenus’ CEO and our President and CEO contained in Exhibit 99.1 therein and the video referenced therein), December 23, 2020, (excluding the statements of Canonic’s CEO and our President and CEO contained in Exhibit 99.1 therein), December 29, 2020 (excluding the statements of Lavie Bio’s CEO and our President and CEO contained in Exhibit 99.1 therein), December 31, 2020 and  January 14, 2021.

We furthermore incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:

•
any Reports of Foreign Private Issuer on Form 6-K furnished to the SEC by us after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of that registration statement, that we specifically identify in such reports as being incorporated by reference in that registration statement;

•	all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering; and

•
any Reports of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC after the effective date of the registration statement of which this prospectus forms a part, or portions thereof, that we specifically identify in such reports as being incorporated by reference in that registration statement.

Certain statements in and portions of this prospectus update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 13 Gad Feinstein Street, Park Rehovot, Rehovot, P.O. Box 4173, Ness Ziona 7414003, Attn: VP Legal Affairs & Company Secretary, telephone number: +972-8-9311-971. Copies of these filings and submissions may also be accessed at our website, https://www.evogene.com/. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon certain of our directors and officers and the Israeli experts named in this prospectus whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because a significant portion of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws based on the reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgments does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of any offering, or any purchase or sale of securities in connection with any offering, under this prospectus.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debt or to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index, plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$21,820
Trustees’ and transfer agents’ fees	*
Printing and engraving costs	*
Legal fees and expenses	*
Accountants fees and expenses	*
Miscellaneous	*

Total	*

* These fees and expenses depend on the number of securities offered and the number of offerings by us under this prospectus, and, accordingly, cannot be estimated at this time.

8,500,000 Ordinary Shares
Prospectus Supplement
____________________________

Sole Placement Agent

A.G.P.
__________________________

The date of this Prospectus Supplement is July 17, 2023.